EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Fourth Quarter and Annual Results

GREENSBORO, N.C., Jan. 31, 2017 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported unaudited fourth quarter and annual 2016 results with highlights as follows:

Fourth Quarter and Annual 2016 Financial Highlights

  Net income increased to $1,204,000, or $0.24 per diluted common share, in the fourth quarter of 2016 from $1,036,000, or $0.21 per diluted common share in the fourth quarter of 2015.
  Net income available to common shareholders decreased to $5,112,000, or $1.01 per diluted common share for the year ended December 31, 2016 from $5,426,000 or $1.17 per diluted common share in 2015.
  Merger expenses of $819,000 in 2016 resulted in an after-tax reduction in net income of $718,000, or $0.14 per common share.
  Book value per common share increased to $13.13 at December 31, 2016 from $12.18 at December 31, 2015.
  Loans held for investment increased 0.75% during the fourth quarter of 2016 and 8.85% for the full year ended December 31, 2016.
  Average non-interest bearing demand deposits increased 17.58% and 19.29% in the fourth quarter of 2016 and full year of 2016 from the same periods in 2015, respectively.
  The net interest margin on a fully taxable basis decreased to 3.68% in the fourth quarter of 2016 and 3.66% for the full year of 2016 from 3.79% in the fourth quarter of 2015 and 3.73% for the full year of 2015; however net interest income on a fully taxable basis increased in both the fourth quarter and full year of 2016 from the same periods in 2015.
  Nonperforming assets declined to $7,396,000, or 1.05% of assets, at December 31, 2016 from $7,702,000, or 1.10% of assets, at December 31, 2015.
  Net loan loss charge-offs were $184,000 in 2016 compared to $1,733,000 in 2015.
  The Commercial/Retail Bank segment which excludes the mortgage division and the holding company realized net income of $6,010,000 in 2016 compared to $4,487,000 in 2015. The increase in 2016 resulted from higher net interest income, a lower provision for loan losses, lower operating expenses, and higher gains from the origination and sale of SBA loans.
  Carolina Bank Holdings, Inc. entered into a definitive merger agreement with First Bancorp (Nasdaq:FBNC) on June 21, 2016. CLBH stockholders are expected to receive either 1.002 shares of FBNC common stock or $20 in cash for each share of CLBH common stock, subject to total consideration being 75% stock/25% cash.

Robert T. Braswell, President and CEO, commented, “I am pleased with our progress in building and improving our relationships with customers as evidenced by our 8.85% growth in loans held for investment during 2016 and 19.29% increase in average non-interest-bearing deposits during 2016. We continued to improve our credit quality as evidenced by lower non-performing and classified assets and by a sharp reduction in loan charge-offs in 2016.”

“We are excited about our proposed merger with First Bancorp who shares our philosophy of delivering unparalleled service and financial solutions. As previously reported, our shareholders voted overwhelmingly for the merger at our special meeting of shareholders in December 2016. We are currently awaiting final regulatory approval and hope to close the merger in the first quarter of 2017,” said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, one in Burlington, and two in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company’s stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company’s web site: www.carolinabank.com.

Caution Regarding Forward-Looking Statements

This press release, in particular statements regarding the proposed transaction between Carolina Bank Holdings, Inc. and First Bancorp, the expected timetable for completing the transaction, and any other statements about Carolina Bank Holdings, Inc. or First Bancorp managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of Carolina Bank Holdings, Inc., First Bancorp, and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; Carolina Bank Holdings, Inc.’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Carolina Bank Holdings Inc.’s reports filed with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Carolina Bank Holdings, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Proposed Merger with First Bancorp and Where to Find It

This material contained in this press release is not a substitute for the proxy statement/prospectus or any other documents which First Bancorp and Carolina Bank Holdings may send to their respective shareholders in connection with the proposed merger.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, First Bancorp has filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of Carolina Bank Holdings, Inc. and a prospectus of First Bancorp, as well as other relevant documents concerning the proposed transaction.  Investors and security holders are also urged to carefully review and consider each of First Bancorp’s and Carolina Bank Holdings’ public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. BEFORE MAKING ANY INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF CAROLINA BANK HOLDINGS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other filings containing information about First Bancorp and Carolina Bank Holdings at the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by First Bancorp on its website at http://www.localfirstbank.com and by Carolina Bank Holdings, Inc. on its website at http://www.carolinabank.com.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,	December 31,
	2016	2015
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$4,913	$6,559
Interest-bearing deposits with banks	67,732	69,233
Bank term deposits	11,305	16,604
Securities available-for-sale, at fair value	37,491	47,360
Securities held-to-maturity (fair values of $13,774 in 2016 and $15,226 in 2015)	13,715	14,954
Loans held for sale	22,877	39,583
Loans	507,013	465,804
Less allowance for loan losses	(5,688)	(5,872)
Net loans	501,325	459,932
Premises and equipment, net	18,181	19,007
Other real estate owned	3,655	4,592
Bank-owned life insurance	12,212	11,843
Other assets	11,924	11,131
Total assets	$705,330	$700,798

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$140,329	$125,189
NOW, money market and savings	359,150	349,815
Time	98,632	132,303
Total deposits	598,111	607,307

Advances from the Federal Home Loan Bank	12,073	2,681
Securities sold under agreements to repurchase	-	47
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	9,221	10,014
Total liabilities	639,015	639,659

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares;
Series A preferred stock - none issued and outstanding	-	-
Series B convertible preferred stock - none issued and outstanding	-	-
Common stock, $1 par value; authorized 20,000,000 shares; issued
and outstanding 5,052,500 in 2016 and 5,021,330 in 2015	5,052	5,021
Additional paid-in capital	29,577	29,234
Retained earnings	31,286	26,174
Stock in directors' rabbi trust	(2,156)	(1,831)
Directors' deferred fees obligation	2,156	1,831
Accumulated other comprehensive income	400	710
Total stockholders’ equity	66,315	61,139
Total liabilities and stockholders’ equity	$705,330	$700,798

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)

	Three Months		Years Ended
	Ended December 31,		December 31,
	2016	2015	2016	2015

	(in thousands, except per share data)
Interest income
Loans	$6,176	$6,235	$24,222	$24,314
Investment securities, taxable	281	325	1,304	1,310
Investment securities, non taxable	106	116	455	479
Interest from deposits in banks	124	84	530	267
Total interest income	6,687	6,760	26,511	26,370

Interest expense
NOW, money market, savings	239	240	939	953
Time deposits	193	266	924	1,142
Other borrowed funds	246	173	939	630
Total interest expense	678	679	2,802	2,725

Net interest income	6,009	6,081	23,709	23,645
Provision for loan losses	-	(200)	-	1,085
Net interest income after provision for loan losses	6,009	6,281	23,709	22,560
Non-interest income
Service charges	314	313	1,230	1,232
Mortgage banking income	1,995	2,206	9,110	12,054
Gain on sale of SBA loans	-	14	498	134
Other	84	58	295	223
Total non-interest income	2,393	2,591	11,133	13,643

Non-interest expense
Salaries and benefits	4,439	4,351	17,655	17,784
Occupancy and equipment	654	787	2,824	3,105
Professional fees	336	761	1,715	2,138
Outside data processing	328	270	1,159	1,079
FDIC insurance	79	105	389	498
Advertising and promotion	158	354	892	932
Stationery, printing and supplies	127	135	560	582
Merger expense	80	-	819	-
Other	490	513	1,685	1,816
Total non-interest expense	6,691	7,276	27,698	27,934

Income before income taxes	1,711	1,596	7,144	8,269
Income tax expense	507	560	2,032	2,502
Net income	1,204	1,036	5,112	5,767
Dividends and accretion on preferred stock	-	-	-	341
Net income available to common stockholders	$1,204	$1,036	$5,112	$5,426
Net income per common share
Basic	$0.24	$0.21	$1.01	$1.24
Diluted	$0.24	$0.21	$1.01	$1.17

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2016
(unaudited)
	Quarterly					Years Ended
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
($ in thousands except for share and per share data)	2016	2016	2016	2016	2015	2016	2015

EARNINGS
Net interest income	$6,009	5,900	6,029	5,771	6,081	23,709	23,645
Provision for loan losses	$-	-	-	-	(200)	-	1,085
Non-interest income	$2,393	3,182	3,269	2,289	2,591	11,133	13,643
Non-interest expense	$6,691	6,923	7,454	6,630	7,276	27,698	27,934
Net income	$1,204	1,564	1,243	1,101	1,036	5,112	5,767
Net income available to common stockholders	$1,204	1,564	1,243	1,101	1,036	5,112	5,426
Basic earnings per common share	$0.24	0.31	0.25	0.22	0.21	1.01	1.24
Diluted earnings per common share	$0.24	0.31	0.25	0.22	0.21	1.01	1.17
Average common shares outstanding	5,047,581	5,044,646	5,038,723	5,036,150	5,008,301	5,041,799	4,389,086
Average diluted common shares outstanding	5,049,301	5,048,705	5,042,626	5,041,038	5,019,056	5,045,437	4,620,411

PERFORMANCE RATIOS
Return on average assets *	0.67%	0.87%	0.71%	0.63%	0.59%	0.72%	0.84%
Return on average common equity *	7.26%	9.59%	7.89%	7.14%	6.79%	7.98%	9.73%
Net interest margin (fully-tax equivalent) *	3.68%	3.60%	3.73%	3.61%	3.79%	3.66%	3.73%
Efficiency ratio (excluding merger expenses)	77.18%	73.22%	72.89%	80.98%	83.05%	75.88%	74.18%
Efficiency ratio (excluding mortgage div/merger X)	67.65%	64.39%	67.83%	71.95%	75.06%	67.92%	71.72%
# full-time equivalent employees - period end	165	177	187	190	192	165	192

CAPITAL
Equity to period-end assets	9.40%	9.25%	9.08%	8.88%	8.72%	9.40%	8.72%
Common tangible equity to assets	9.40%	9.25%	9.08%	8.88%	8.72%	9.40%	8.72%
Tier 1 leverage capital ratio - Bank	10.30%	10.10%	9.94%	9.74%	9.71%	10.30%	9.71%
Tier 1 risk-based capital ratio - Bank	12.80%	12.35%	12.20%	12.62%	12.09%	12.80%	12.09%
Total risk-based capital ratio - Bank	14.12%	13.98%	13.82%	14.40%	13.81%	14.12%	13.81%
Book value per common share	$13.13	13.00	12.71	12.45	12.18	13.13	12.18

ASSET QUALITY
Net loan charge-offs (recoveries)	$76	(146)	351	(97)	1,495	184	1,733
Net charge-offs (recoveries) to average loans *	0.06%	-0.12%	0.30%	-0.08%	1.29%	0.04%	0.37%
Allowance for loan losses	$5,688	5,764	5,618	5,969	5,872	5,688	5,872
Allowance for loan losses to loans held invst.	1.12%	1.15%	1.18%	1.31%	1.26%	1.12%	1.26%
Nonperforming loans	$3,741	4,392	5,101	3,519	3,110	3,741	3,110
Performing restructured loans	$9,424	9,375	9,486	12,078	9,687	9,424	9,687
Other real estate owned	$3,655	3,914	4,212	4,587	4,592	3,655	4,592
Nonperforming loans to loans held for investment	0.74%	0.87%	1.07%	0.77%	0.67%	0.74%	0.67%
Nonperforming assets to total assets	1.05%	1.17%	1.32%	1.15%	1.10%	1.05%	1.10%

END OF PERIOD BALANCES
Total assets	$705,330	708,890	706,495	705,704	700,798	705,330	700,798
Total loans held for investment	$507,013	503,226	476,783	455,139	465,804	507,013	465,804
Total deposits	$598,111	601,483	599,148	601,073	607,307	598,111	607,307
Stockholders' equity	$66,315	65,566	64,120	62,687	61,139	66,315	61,139

AVERAGE BALANCES
Total assets	$711,969	712,919	706,633	702,473	692,522	708,520	689,842
Total earning assets	$666,488	669,231	663,082	657,915	646,158	664,200	643,031
Total loans held for investment	$503,185	494,502	470,021	466,301	463,285	483,586	465,163
Total non interest-bearing demand deposits	$147,303	146,848	141,092	129,367	125,279	141,185	118,355
Common stockholders' equity	$66,018	64,855	63,349	61,979	60,522	64,058	54,479

* annualized for all periods presented

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Carolina Bank Holdings, Inc.
T. Allen Liles, EVP and CFO
Telephone: 336-286-8746
Email: a.liles@carolinabank.com